UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2010

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

This Current Report on Form 8-K/A is intended by the Federal Home Loan Bank of Pittsburgh ("Bank") to amend the Current Report on Form 8-K of November 23, 2010, in order to add information about the standing Committees of the Bank’s Board of Directors ("Board") on which: John K. Darr, Maureen Breakiron-Evans, David R. Gibson, John C. Mason, Charlotte B. McLaughlin and Bradford Ritchie will serve in 2011.

On December 17, 2010, the Board elected Mr. Darr as Vice Chair of the Board and approved the following 2011 Committee memberships:

Mr. Darr, as Vice Chair of the Board serves as an ex officio member of all Board Committees;

Ms. Breakiron-Evans, to the Finance & Risk Management and Governance, Public Policy, and Human Resources Committees;

Mr. Gibson to the Finance & Risk Management and Governance, Public Policy, and Human Resources Committees;

Mr. Mason to the Finance & Risk Management and Governance, Public Policy, and Human Resources Committees;

Ms. McLaughlin to the Finance & Risk Management and Affordable Housing & Products and Services Committees; and

Mr. Ritchie to the Audit and Affordable Housing & Products and Services Committees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

December 20, 2010	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel and Corporate Secretary